Exhibit 4.1

[Form of Subscription Rights Certificate]
[Face]

No.	Rights

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED JULY 17, 2007 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM REGISTRAR AND TRANSFER COMPANY, THE RIGHTS AGENT.

CORNING NATURAL GAS CORPORATION
(Incorporated under the laws of the State of New York)

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Subscription Rights to Purchase Investment Units Consisting of One Share of
Common Stock and One Warrant to Purchase 0.7 Shares of Common Stock of
Corning Natural Gas Corporation
Subscription Price: $16.00 per Unit

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M.,
NEW YORK CITY TIME, ON AUGUST 17, 2007, UNLESS EXTENDED BY THE COMPANY.

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Rights”) set forth on the face of this certificate. Each whole Right entitles the holder thereof, or its assigns, to subscribe for and purchase one investment unit (a “Unit”), consisting of one share of common stock, with a par value of $5.00 per share, of Corning Natural Gas Corporation, a New York corporation (the “Common Stock”), and one warrant to purchase 0.7 shares of Common Stock, at a subscription price of $16.00 per Unit (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to the Use of Corning Natural Gas Corporation Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any Units available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the “Excess Units”), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Units pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing the Form of Election to Purchase on the reverse side hereof and by returning the full payment of the subscription price for each Unit in accordance with the “Instructions as to the Use of Corning Natural Gas Corporation Subscription Rights Certificates” that accompanies this Subscription Rights Certificate. The Rights evidenced by this Subscription Rights Certificate may also be transferred or sold by completing the Assignment Form on the reverse side hereof in accordance with the “Instructions as to the Use of Corning Natural Gas Corporation Subscription Rights Certificates” that accompanies this Subscription Rights Certificate.

Transferable on the books of Corning Natural Gas Corporation in person or by duly authorized attorney upon surrender of this Subscription Rights Certificate properly endorsed. This Subscription Rights Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile signatures of two duly authorized officers of Corning Natural Gas Corporation.

DATED:	CORNING NATURAL GAS CORPORATION

ATTEST:	BY:

[Form of Subscription Rights Certificate]
[Reverse]

CORNING NATURAL GAS CORPORATION

RIGHTS CUSIP: 219381 118

This Rights Certificate must be received by the Subscription Agent, together with payment in full, by 5:00 p.m., New York City time, on August 17, 2007. Failure to submit this Rights Certificate to the Subscription Agent by that time or to comply with the guaranteed delivery procedures described in the Prospectus will result in a forfeiture of your Rights. Any subscription for Units in this rights offering is irrevocable.

Complete the Form of Election to Purchase or the Assignment Form, as applicable. Any improperly completed or unexecuted rights certificate for Units may cause the Subscription Agent in its sole discretion to reject such rights certificate. If you have any questions, contact the Subscription Agent at (800) 368-5948.

REGISTRAR AND TRANSFER COMPANY,
Subscription Agent

By Mail, Hand or Overnight Courier
Registrar and Transfer Company
10 Commerce Drive
Cranford, NJ 07016

Attn: Reorganization Department

Delivery other than in the manner or to the addresses listed above will not constitute valid delivery.

ASSIGNMENT FORM
(To be executed by the registered holder if such holder desires to sell or transfer to designated transferee through bank or broker)

FOR VALUE RECEIVED,   hereby sells, assigns and transfers unto:

SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

Name:

Address:

the Rights evidenced hereby, and does hereby irrevocably constitute and appoint   attorney to transfer those Rights on the books of the Company, with full power of substitution in the premises.

Dated:  , 2007

NOTICE: The signatures to this assignment must correspond to the names as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signatures Guaranteed:

By:

The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings and loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FORM OF ELECTION TO PURCHASE

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY. The registered holder of this Rights Certificate is entitled to exercise the number of Rights shown in the upper right hand corner of this form and may subscribe for additional Units upon the terms and conditions specified in the Prospectus.

The undersigned hereby notifies the Subscription Agent of its irrevocable election to subscribe for Units in the following amounts:

To subscribe for Units pursuant to your Basic Subscription Privilege, please complete lines (a) and (c) and sign below. To subscribe for Units pursuant to your Over-Subscription Privilege, please also complete line (b).

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I apply for   (No. of Units) x $16.00 (Subscription Price) = $   (Payment)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:

If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional Units pursuant to your Over-Subscription Privilege:

I apply for   (No. of Units) x $16.00 (Subscription Price) = $   (Payment)

(c) Total Amount of Payment Enclosed $

METHOD OF PAYMENT (CHECK ONE):

☐ Check or bank draft drawn on a U.S. bank, or postal, telegraphic or express money order payable to “Registrar and Transfer Company as Subscription Agent.” Funds paid by an uncertified check may take at least five business days to clear.

☐ Wire transfer of immediately available funds directly to the account maintained by Registrar and Transfer Company, as Subscription Agent for purposes of accepting subscriptions in this Rights Offering at	DELIVERY TO DIFFERENT ADDRESS If you wish for the shares of Common Stock and warrants comprising the Units underlying your subscription right or a certificate representing unexercised subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below.

Commerce Bank
6000 Atrium Way
Mt. Laurel, NJ 08054
A/C #2759952787
ABA #031201360
REF: Corning Natural Gas Corporation Subscription offer

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of Units indicated above on the terms and conditions specified in the Prospectus.

Signature of subscriber

FOR INSTRUCTIONS ON THE USE OF CORNING NATURAL GAS CORPORATION SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT REGISTRAR AND TRANSFER COMPANY, THE SUBSCRIPTION AGENT, AT (800) 368-5948

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